EXHIBIT 5.1






              [HOST MARRIOTT CORPORATION LAW DEPARTMENT LETTERHEAD]






                                            July 25, 1996





Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549




                       Re:          Host Marriott Corporation (HMC)
                                    Executive Deferred Compensation
                                    Plan:  Registration on Form S-8



Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Host Marriott Corporation, a Delaware corporation (the "Company"), to be filed on or about July 25, 1996, with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed offering by the Company to certain of its employees and other plan participants unsecured deferred compensation obligations (obligations of Host Marriott Corporation to pay deferred compensation in the future) under the terms of the Host Marriott Corporation
(HMC) Executive Deferred Compensation Plan (the "Plan"), you have asked for my opinion as to the validity of such obligations.

     In my capacity as Deputy General Counsel for the Company, I am familiar with and have reviewed (1) the Company's Certificate of Incorporation and its by-laws, in each case as amended as of the date hereof, (2) the Registration Statement, including the exhibits thereto, (3) the materials maintained by the Company as Part I of the Registration Statement, and (4) resolutions of the board of directors of the Company approving the Plan. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate papers and instruments, as I have deemed appropriate to determine the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to us as copies.






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     Subject to the foregoing  and the other matters set forth herein,  it is my opinion that the obligations under the plan are duly and validly authorized.

     I consent to your filing this opinion as an exhibit to the Registration Statement.


                                    By:         /s/ Christopher G. Townsend
                                                ---------------------------
                                                Christopher G. Townsend

                                       Title:   Senior Vice President,
                                                Corporate Secretary &
                                                Deputy General Counsel